Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended, and the PhotoWorks, Inc. Individual Nonqualified Option Agreements of our report dated November 10, 2000 except for Note C, as to which the date is December 20, 2000, with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


     Seattle, Washington                /s/ Ernst & Young LLP
     May 14, 2001